UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2010

ELECTRIC CAR COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-142704	20-8317658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1903 North Barnes Avenue, Springfield, MO 65803

(Address of Principal Executive Office) (Zip Code)

417-866-6565

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

Commencing July 1 2010 through October 8, 2010, the Company issued an aggregate of 5,493,283,355 shares of its common stock to seven note holders pursuant to the conversion of certain outstanding convertible promissory notes (the “Promissory Notes”) held by such note holders bringing the total issued and outstanding shares of common stock of the Company to 6,732,351,382 shares as of the date of this report. The conversion ratios under the Promissory Notes range from a 25% discount to market price of the Company’s common stock to a 75% discount to market price for the Company’s common stock. As a result of the conversions the Company reduced its notes payable by approximately $510,745. The shares were issued pursuant to the exemption provided under Section 4(2) of the Securities Act of 1933, as amended.  The note holders had access to current information concerning the Company and the certificates representing the shares contained legends restricting transferability absent registration or applicable exemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRIC CAR COMPANY, INC.

Date: October 12, 2010	/s/ Gary Spaniak, Jr.
Gary Spaniak, Jr.
Chief Executive Officer